Exhibit 99.1

Central European Distribution Corporation Announces Third Quarter 2008 Results; Net Sales up 51% and

Operating Income up 86%;

Bala Cynwyd, Pennsylvania November 5, 2008: Central European Distribution Corporation (NASDAQ: CEDC) today announced its results for the third quarter of 2008. Net sales for the three months ended September 30, 2008 increased by 51% to $452.4 million from the $299.6 million reported for the same period in 2007. Operating income increased by 86% to $52.8 million from $28.4 million for the same period in 2007.

On a comparable basis, CEDC announced net income of $41.7 million, or $0.89 per fully diluted share, for the third quarter of 2008, as compared to $18.3 million, or $0.45 per fully diluted share, for the same period in 2007. Net income, on a U.S. GAAP basis (as hereinafter defined) for the third quarter was $0.66 million or $0.01 per fully diluted share, as compared to a net income of $17.0 million or $0.42 per fully diluted share, for the same period in 2007. Generally, the major difference between the U.S. GAAP net income and comparable non- GAAP net income reflects unrealized foreign exchange movements relating to our foreign currency financing. For a reconciliation of comparable net income to net income reported under United States Generally Accepted Accounting Principles (“U.S. GAAP”), please see the section “Unaudited Reconciliation of Non-GAAP Measures”. The weighted average number of shares used for calculating diluted earnings per share for the third quarter of 2008 was 47.0 million.

Some of the Company’s key financial highlights for the third quarter of 2008 as compared to the third quarter of 2007 include the following:

•	Net Sales up 51%

•	Gross margin up to 25.6% from 20.6%

•	Operating income up 86%

•	Comparable net income up 128%

William Carey, President and CEO commented, “We are seeing continued margin accretion in the business driven by the strong performance of our core vodka brands and exclusive imports. We continued to see strong organic growth in the third quarter in Russia of over 25% as well as approximately 7% in Poland. As we move into our most profitable quarter, the fourth quarter, we look to see gross margins continue to expand to 28%—30% in the quarter and operating profit to grow by 450-550 basis points as compared to the third quarter 2008.”

Mr. Carey continued, “Due to strong organic growth in Russia, we are seeing our leading market share, based on value, increase, from approximately 12% in the beginning of 2008 to an estimated 14% at present. We are seeing faster consolidation whereby stronger companies with access to short term liquidity in addition to a well balanced brand portfolio should be very well positioned for acceleration of growth opportunities leading into 2009. As we move into 2009, we believe we have a solid business model and balance sheet to support our growth opportunities within our core markets.”

Due to the expansion of our gross and operating margins as highlighted above, the Company is revising upwards its full year 2008 comparable fully diluted earnings per share guidance from $2.75-$2.95 to $2.85-$3.05 and reconfirming full year 2008 net sales guidance of $1.65-$1.80 billion. The Company also reconfirms its full year 2009 net sales guidance of $1.93 – $2.03 billion and its full year comparable fully diluted earnings per share guidance of $3.75-$4.00.

CEDC has reported net income and fully diluted net income per share in accordance with GAAP and on a non-GAAP basis, referred to in this release as comparable non-GAAP net income. CEDC’s management believes that the non-GAAP reporting giving effect to the adjustments shown in the attached reconciliation provides meaningful information and an alternative presentation useful to investors’ understanding of CEDC’s core operating results and trends. CEDC discusses results and guidance on a comparable basis in order to give investors better insight into underlying business trends from continuing operations. CEDC’s calculation of these measures may not be the same as similarly named measures presented by other companies. These measures are not presented as an alternative to net income computed in accordance with GAAP as a performance measure, and you should not place undue reliance on such measures. A reconciliation of GAAP to non-GAAP measures can be found in the section “Unaudited Reconciliation of Non-GAAP Measures” at the end of this press release.

CEDC is the largest vodka producer in Poland and produces the Absolwent, Zubrowka, Bols and Soplica brands, among others. CEDC currently exports Zubrowka to many markets around the world, including the United States, England, France and Japan. CEDC also produces and distributes Royal Vodka, the top selling vodka in Hungary, and produces Parliament Vodka, the leading premium vodka in Russia.

CEDC also is the leading national distributor of alcoholic beverages in Poland by value, and a leading importer of alcoholic beverages in Poland and Hungary. In Poland, CEDC imports many of the world’s leading brands, including brands such as Carlo Rossi Wines, Concha y Toro wines, Metaxa Brandy, Remy Martin Cognac, Guinness, Sutter Home wines, Grant’s Whisky, Jagermeister, E&J Gallo, Jim Beam Bourbon, Sierra Tequila, Teacher’s Whisky, Campari, Cinzano, Skyy Vodka and Old Smuggler.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding our anticipated net sales, earnings per share and comparable earnings per share. Forward-looking statements involve known and unknown risks and uncertainties that may cause the actual results, performance or achievements of CEDC to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Statements as to anticipated sales, earnings per share and comparable earnings per share are based on management’s current assumptions as to many factors, including exchange rates. Exchange rates are inherently unpredictable and changes therein may have a material effect on our financial results. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. CEDC undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the securities laws. Investors are referred to the full discussion of risks and uncertainties included in CEDC’s Form 10-K for the fiscal year ended December 31, 2007, and in other documents filed by CEDC with the Securities and Exchange Commission, including our Current Report on Form 8-K, which included certain updates to our risk factor disclosure.

Contact:

Jim Archbold,

Investor Relations Officer

Central European Distribution Corporation

610-660-7817

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

	September 30,	December 31,
	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	$89,740	$87,867
Accounts receivable, net of allowance for doubtful accounts of $28,363 and $29,277 respectively	313,033	316,277
Inventories	195,853	141,272
Prepaid expenses and other current assets	34,847	16,536
Deferred income taxes	10,085	5,141

Total Current Assets	643,558	567,093

Intangible assets, net	700,726	545,697
Goodwill, net	909,596	577,282
Property, plant and equipment, net	115,623	79,979
Deferred income taxes	10,639	11,407
Equity method investment in affiliates	214,960	—
Convertible Notes	103,500	—
Other assets	—	710

	2,055,044	1,215,075

Total Assets	$2,698,602	$1,782,168

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Trade accounts payable	$182,621	$172,340
Bank loans and overdraft facilities	218,829	42,785
Income taxes payable	1,498	5,408
Taxes other than income taxes	85,575	101,929
Other accrued liabilities	140,693	71,959
Current portions of obligations under capital leases	2,370	1,759

Total Current Liabilities	631,586	396,180

Long-term debt, less current maturities	70,177	122,952
Long-term obligations under capital leases	3,548	2,708
Long-term obligations under Senior Notes	627,136	344,298
Other long-term accrued liabilities	13,418	—
Deferred income taxes	136,234	100,113

Total Long Term Liabilities	850,513	570,071

Minority interests	21,457	481

Stockholders’ Equity
Common Stock ($0.01 par value, 80,000,000 shares authorized, 46,458,850 and 40,566,096 shares issued at September 30, 2008 and December 31, 2007, respectively)	465	406
Additional paid-in-capital	753,964	429,554
Retained earnings	271,186	205,186
Accumulated other comprehensive income	169,581	180,440
Less Treasury Stock at cost (246,037 shares at September 30, 2008 and December 31, 2007)	(150)	(150)

Total Stockholders’ Equity	1,195,046	815,436

Total Liabilities and Stockholders’ Equity	$2,698,602	$1,782,168

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF INCOME (UNAUDITED)

(Amount in columns expressed in thousands, except share and per share information)

	Three months ended		Nine months ended
	September 30, 2008	September 30, 2007	September 30, 2008	September 30, 2007
PROFIT AND LOSS
Sales	$586,038	$368,910	$1,536,964	$992,056
Excise taxes	(133,597)	(69,311)	(349,601)	(195,607)
Net Sales	452,441	299,599	1,187,363	796,449
Cost of goods sold	336,609	237,892	901,577	632,870

Gross Profit	115,832	61,707	285,786	163,579

Operating expenses	62,992	33,297	164,635	91,104

Operating Income	52,840	28,410	121,151	72,475

Non operating income / (expense), net
Interest (expense), net	(14,417)	(9,337)	(39,242)	(26,291)
Other financial income / (expense), net	(34,730)	(1,110)	6,373	(6,672)
Other non operating income / (expense), net	(423)	1,006	(565)	(1,008)

Income before taxes	3,270	18,969	87,717	38,504

Income tax expense	678	1,943	17,944	5,628
Minority interests	3,018	6	5,762	1,061
Equity in net earnings of affiliates	1,087	—	1,989	—

Net income	$661	$17,020	$66,000	$31,815

Net income per share of common stock, basic	$0.01	$0.42	$1.53	$0.80

Net income per share of common stock, diluted	$0.01	$0.42	$1.50	$0.79

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW (UNAUDITED)

(Amount in columns expressed in thousands)

	Nine months ended September 30,
	2008	2007
CASH FLOW
Operating Activities
Net income	$66,000	$31,815
Adjustments to reconcile net income to net cash provided by / (used in) operating activities:
Depreciation and amortization	11,586	7,292
Deferred income taxes	(6,051)	(9,355)
Minority interests	5,762	1,061
Unrealized foreign exchange (gains) / losses	(1,212)	(4,414)
Cost of debt extinguishment	1,156	11,869
Stock options expense	2,798	1,424
Equity income in affiliates	(1,989)	—
Other non cash items	(1,290)	1,290
Changes in operating assets and liabilities:
Accounts receivable	45,352	46,427
Inventories	(24,784)	(6,213)
Prepayments and other current assets	10,922	6,297
Trade accounts payable	(20,113)	(35,667)
Other accrued liabilities and payables	(41,473)	(21,508)

Net Cash provided by Operating Activities	46,664	30,318

Investing Activities
Investment in fixed assets	(15,717)	(22,342)
Proceeds from the disposal of fixed assets	7,628	2,647
Purchase of financial assets	(103,500)	—
Refundable purchase price related to Botapol acquisition	—	5,000
Acquisitions of subsidiaries, net of cash acquired	(547,575)	(141,000)

Net Cash used in Investing Activities	(659,164)	(155,695)

Financing Activities
Borrowings on bank loans and overdraft facility	95,219	132,524
Borrowings on long-term bank loans	43,192	—
Payment of bank loans and overdraft facility	(31,935)	(25,207)
Payment of long-term borrowings	—	(7)
Payment of Senior Secured Notes	(20,197)	(95,440)
Movements in capital leases payable	1,408	329
Issuance of shares in public placement	233,845	42,355
Net Borrowings on Convertible Senior Notes	304,403	—
Options exercised	1,293	1,117

Net Cash provided by Financing Activities	627,228	55,671

Currency effect on brought forward cash balances	(12,855)	7,706
Net Increase / (Decrease) in Cash	1,873	(62,000)
Cash and cash equivalents at beginning of period	87,867	159,362

Cash and cash equivalents at end of period	$89,740	$97,362

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

UNAUDITED RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except share and per share information)

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

	Three Months Ended		Nine Months Ended
	Sep 30,		Sep 30,
	2008	2007	2008	2007
GAAP net income/(loss)	$661	$17,020	$66,000	$31,815

Foreign exchange impact related to USD and EUR denominated acquisition financing	39,844	896	7,478	(4,103	)(A)
Foreign exchange impact related to USD denominated financing of Russian Alcohol	10,790	0	10,790	0	(B)
Foreign exchange impact related to the USD denominated Convertible Notes issued by the Russian Alcohol Group	(10,535)	0	(10,535)	0	(C)
Other acquisition related costs	0	0	659	1,045	(D)
Cost associated with early retirement of debt	0	0	548	9,609	(E)
Impact of expensing stock options	907	388	2,266	1,153	(F)
Other non recurring costs	0	0	1,461	307	(G)

Comparable non-GAAP net income	$41,667	$18,304	$78,667	$39,826
Comparable net income per share of common stock, basic	$0.90	$0.46	$1.82	$1.00
Comparable net income per share of common stock, diluted	$0.89	$0.45	$1.79	$0.99

A.	Represents the non cash net after tax impact of the foreign currency revaluation related to our USD and EUR acquisition financing as these borrowings have been lent down to entities that have the Polish Zloty as the functional currency. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
B.	Represents 42% of the non cash net after tax impact of the foreign currency revaluation related to the USD financing included earnings in the Russian Alcohol Group as the Russian Alcohol Group has the Russian Rubble as the function currency. CEDC accounts for its investment in the Russian Alcohol Group under the equity method of accounting and therefore this loss is included in the proportional share of equity earnings recognized by CEDC. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
C.	Represents the non cash net after tax impact of the foreign currency revaluation related to our USD denominated investment in Convertible Notes, issued by the Russian Alcohol Group. The notes were purchased by Carey Agri International who has the Polish Zloty as the functional currency. The impact of foreign exchange revaluation will change, which may have a material effect on our financial results.
D.	Represents other miscellaneous costs, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions in 2007 and pre-acquisition financing costs related to the Parliament acquisition in 2008.
E.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008.
F.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.
G.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1.461 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008. For 2007, the amount represents one time charges for an early retirement program.

Full Year Guidance, 12 Months Ending December 31,	2008	2009
Range for GAAP Fully Diluted Earnings per Share	$2.57	$3.75
	$2.77	$4.00

A. Foreign exchange impact related to USD and EUR denominated financing	0.17	0.00
B. Foreign exchange impact related to USD denominated financing of Russian Alcohol	0.25	0.00
C. Foreign exchange impact related to the USD denominated Convertible Notes issued by the Russian Alcohol Group	(0.24)	0.00
D. Other acquisition related costs	0.01	0.00
E. Cost associated with early retirement of debt	0.01	0.00
F. Impact of expensing stock options	0.05	0.00
G. Other non-recurring items	0.03	0.00

Range for Comparable non-GAAP Fully Diluted Earnings per Share	$2.85	$3.75
	$3.05	$4.00

Comparable measures are provided as additional information as management believes this information provides investors with better insight on underlying business trends and results in order to evaluate ongoing financial performance. Descriptions of these items are presented below:

A.	Represents the net after tax impact of the foreign currency revaluation related to our USD and EUR acquisition financing as these borrowings have been lent down to entities that have the Polish Zloty as the functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

B.	Represents 42% of the net after tax impact of the foreign currency revaluation related to the USD financing included earnings in the Russian Alcohol Group as the Russian Alcohol Group has the Russian Rubble as the function currency. CEDC accounts for its investment in the Russian Alcohol Group under the equity method of accounting and therefore this loss is included in the proportional share of equity earnings recognized by CEDC. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

C.	Represents the net after tax impact of the foreign currency revaluation related to our USD denominated investment in Convertible Notes, issued by the Russian Alcohol Group. The notes were purchased by Carey Agri International who has the Polish Zloty as the functional currency. The impact of foreign exchange revaluation is inherently unpredictable and we have not forecasted the impact thereof; changes in foreign exchange revaluation may have a material effect on our financial results.

D.	Represents other miscellaneous costs, directly related to the tender for additional shares of Polmos Bialystok and other acquisitions in 2007 and pre-acquisition financing costs related to the Parliament acquisition in 2008.

E.	Represents the net after tax impact associated with the early retirement of 20% of CEDC’s outstanding Senior Secured Notes, including an 8% one-time redemption premium payment to the Noteholders and write-off of prepaid financing costs in 2007 and costs associated with retirement of $14 million of the Senior Secured Notes in 2008.

F.	On January 1, 2006 CEDC adopted SFAS 123(R) and began to expense stock options. This amount represents the net after tax impact of the expensing of stock options.

G.

On June 30, 2008, CEDC terminated operations of the German import business acquired as part of the Parliament acquisition and in July 2008, moved all German import operations to a 3rd party importer. The $1.461 million represents the net loss incurred by the discontinued operation for the 3 months ended June 30, 2008. For 2007, the amount represents one time charges for an early retirement program.